Exhibit 10.2
SERVICES AGREEMENT

This Services Agreement (“Agreement”) dated as of the 19th day of February, 2008 is by and between GEORGE FOREMAN PRODUCTIONS, INC. and GEORGE FOREMAN on the one hand (collectively, “Foreman”) and GEORGE FOREMAN VENTURES LLC on the other hand (“Company”).

1. Foreman agrees to provide to Company, its affiliate(s) or its licensee(s), the personal services of George Foreman for three (3) additional days per year (in addition to any such services previously agreed to be so provided). Foreman agrees that the date, time and place of such services shall be as designated by Company, but shall be subject to George Foreman’s prior professional contractual commitments which as of the date of the request make George Foreman unavailable when and where required by Company, its affiliate(s) and/or licensee(s); provided, however, that George Foreman shall not be required to perform services on any Saturday or Sunday, nor to perform services on any Wednesday outside Houston or that would conflict with his community and religious obligations on such day. Foreman will use its best efforts to cause George Foreman to be available when requested by Company, its affiliate(s) or licensee(s) thereof.

2. In full consideration for such services, the Company has entered into the Trademark License Agreement between the Company and Foreman with respect to personal care products, of even date herewith.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

GEORGE FOREMAN PRODUCTIONS, INC.

By: _______________________________
Name: _____________________________
Title: ______________________________

__________________________________
GEORGE FOREMAN

GEORGE FOREMAN VENTURES LLC

By: _______________________________
Name: _____________________________
Title: ______________________________